UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2009
KAYDON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11333	13-3186040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 East Eisenhower Parkway, Suite 300 Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 747-7025
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 9, 2009, Kaydon Corporation (the “Company”) appointed Donald Buzinkai, age 39, as Vice President, Controller and Chief Accounting Officer of the Company. Effective with Mr. Buzinkai’s appointment, Kenneth W. Crawford ceased to serve as Senior Vice President, Chief Accounting Officer pursuant to the terms of his Employment Continuation, Consulting and Non-compete Agreement with the Company. Mr. Crawford will continue as an employee of the Company until June 30, 2009 and will serve as a consultant to the Company under such agreement thereafter until January 5, 2012, unless such service is earlier terminated or extended.
Prior to joining the Company, Mr. Buzinkai served for two years as Vice President, Controller and Principal Accounting Officer of Alpharma Inc. (which was acquired by King Pharmaceuticals in December 2008), in Bridgewater, New Jersey. Prior to that, Mr. Buzinkai worked for Ingersoll Rand, where he served in a variety of positions. His last position with Ingersoll Rand was Director, Financial Planning and Analysis, which he held for two years. Prior to that, he served as Ingersoll Rand’s Director, Financial Shared Services, for a period of one year.
Mr. Buzinkai will receive a salary of $225,000 per annum and will be eligible to participate in such benefit programs as are provided by the Company for similarly situated executive officers. In addition, Mr. Buzinkai will receive a signing bonus of $22,500, payable within thirty (30) days of his employment. In connection with his appointment, Mr. Buzinkai entered into a Change in Control Compensation Agreement (the “CICC Agreement”) with the Company, which provides for the payment of termination benefits if he has a qualifying separation of service in connection with a change in control, as defined by the CICC Agreement. Pursuant to the CICC Agreement such termination benefits will include a payment of one times his base salary in the year of separation or the base salary for the prior calendar year, whichever is greater, and one times the greater of (i) the average bonus payable to him over the most recent three-year fiscal period (or the period during which he has been employed by the Company if less than three years) or (ii) his target bonus for the calendar year of the separation. Upon a qualifying separation, he would also receive continued insurance coverage for a defined period and all amounts to which he is entitled under the Company’s incentive compensation plans, including awards for the prior year that have not yet been paid and 1/12 of the greater of (a) the projected incentive plan award for the year of separation or (b) his incentive award for the most recently ended year, for each full or partial month prior to separation in the year of separation. Mr. Buzinkai’s CICC Agreement is substantially similar to the Change in Control Compensation Agreements entered into by the Company with other of its executive officers, provided it does not provide for a gross-up payment in the case certain excise or penalty tax payments are imposed on Mr. Buzinkai.
A copy of the CICC Agreement between the Company and Mr. Buzinkai is filed with this report as an exhibit and incorporated by reference herein. The foregoing description of the CICC Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	Change in Control Compensation Agreement between Kaydon Corporation and Donald Buzinkai, dated June 11, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 15, 2009	KAYDON CORPORATION
	By:	/s/ Debra K. Crane
Debra K. Crane
Vice President, General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Change in Control Compensation Agreement between Kaydon Corporation and Donald Buzinkai, dated June 11, 2009

4